Exhibit 99.1

EXECUTION VERSION

APPLEBEE’S FUNDING LLC

IHOP FUNDING LLC

$500,000,000 SERIES 2023-1 7.824% FIXED RATE SENIOR SECURED NOTES, CLASS A-2

PURCHASE AGREEMENT

March 29, 2023

GUGGENHEIM SECURITIES, LLC

330 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

Applebee’s Funding LLC (the “Applebee’s Issuer”) and IHOP Funding LLC (the “IHOP Issuer” and, together with the Applebee’s Issuer, the “Co-Issuers”), each a special purpose Delaware limited liability company and each an indirect, wholly-owned Subsidiary of Dine Brands Global, Inc., a Delaware corporation (the “Manager”), proposes, upon the terms and conditions stated herein, to issue and sell to the sole initial purchaser named in Schedule I hereto (the “Initial Purchaser”), a series of fixed rate senior secured notes, the 7.824% Series 2023-1 Class A-2 Notes (the “Offered Notes”) in an aggregate principal amount of $500,000,000, pursuant to the Base Indenture and the Series 2023-1 Supplement thereto (each as defined below).

The Offered Notes (i) will have terms and provisions that are summarized in the Pricing Disclosure Package (as defined below) and (ii) are to be issued pursuant to a second amended and restated Base Indenture (the “Base Indenture”), dated on or about April 17, 2023 (the “Series 2023-1 Closing Date”) and a series supplement to be dated on or about April 17, 2023 (the “Series 2023-1 Supplement” and, together with the Base Indenture, the “Indenture”) and entered into between the Co-Issuers and Citibank, N.A., a national banking association, as trustee (in such capacity, the “Trustee”), and as securities intermediary. The Co-Issuers’ obligations under the Offered Notes will be jointly and severally irrevocably and unconditionally guaranteed (the “Guarantees”) by Applebee’s SPV Guarantor LLC (the “Applebee’s Holding Company Guarantor”), IHOP SPV Guarantor LLC (the “IHOP Holding Company Guarantor” and, together with Applebee’s Holding Company Guarantor, the “Holding Company Guarantors”), Applebee’s Restaurants LLC (the “Applebee’s Franchise Holder”), IHOP Restaurants LLC (the “IHOP Franchise Holder” and, together with the Applebee’s Franchise Holder, the “Franchise Holders”), Applebee’s Franchisor LLC (the “Applebee’s Franchisor” and, together with the Applebee’s Franchise Holder and each Additional Applebee’s Entity, the “Applebee’s Franchise Entities” and each, an “Applebee’s Franchise Entity”), IHOP Franchisor LLC (the “IHOP Franchisor” and, together with the Applebee’s Franchisor, the “Franchisors”), IHOP Property LLC (“IHOP Property”) and IHOP Leasing LLC (“IHOP Leasing” and, together with the IHOP

Franchise Holder, the IHOP Franchisor, IHOP Property, and each Additional IHOP Franchise Entity, the “IHOP Franchise Entities” and each, an “IHOP Franchise Entity” and, together with the Holding Company Guarantors, the Franchise Holders, the Franchisors and IHOP Property, the “Guarantors” and each a “Guarantor” and, together with the Co-Issuers, the “Securitization Entities”), each a special purpose Delaware limited liability company, pursuant to an Amended and Restated Guarantee and Collateral Agreement, dated as of the Series 2019-1 Closing Date (the “Guarantee and Collateral Agreement”), among each Guarantor and the Trustee. On the Series 2014-1 Closing Date, the Contributed Assets were contributed to the Securitization Entities (collectively, the “Contribution Transactions”) pursuant to the Contribution Agreements as described in the Pricing Disclosure Package and the Final Offering Memorandum (as defined below). This Agreement is to confirm the agreement concerning the purchase of the Offered Notes from the Co-Issuer by the Initial Purchaser.

In addition, (i) the Securitization Entities, the Manager and the Trustee will enter into a Second Amended and Restated Management Agreement, dated as of the Series 2023-1 Closing Date, pursuant to which the Manager manages the assets and business of the Securitization Entities (as amended from time to time, the “Management Agreement”), (ii) Midland Loan Services, a division of PNC Bank, National Association, as servicer (the “Servicer”) and control party (the “Control Party”), the Co-Issuers, the other Securitization Entities party thereto, the Manager and the Trustee will enter into an amended and restated servicing agreement, amended and restated as of the Series 2023-1 Closing Date, pursuant to which the Servicer and Control Party will act with respect to waivers, amendments and consents and take other actions under the Transaction Documents (as amended from time to time, the “Servicing Agreement”), (iii) FTI Consulting, Inc., a Maryland corporation, as back-up manager (the “Back-Up Manager”), the Manager, the Securitization Entities party thereto and the Trustee will into a Second Amended and Restated Back-Up Management Agreement, dated as of the Series 2023-1 Closing Date (as amended from time to time, the “Back-Up Management Agreement”), pursuant to which the Back-Up Manager will provide certain consulting and back-up management services to the Securitization Entities, the Servicer, the Control Party and the Trustee for the benefit of the Secured Parties and (iv) the Guarantors and the Trustee entered into the Amended and Restated Guarantee and Collateral Agreement, dated as of the Series 2019-1 Closing Date (as amended from time to time, the “Guarantee and Collateral Agreement”).

For purposes of this Agreement, (i) “Parent Companies” shall mean Applebee’s International, Inc., a Delaware corporation (the “Applebee’s Parent”), International House of Pancakes, LLC, a Delaware limited liability company (the “IHOP Parent” and, together with the Applebee’s Parent, the “Parents”), and the Manager and (ii) “Dine Parties” shall mean, collectively, the Parent Companies and the Securitization Entities.

For purposes of this Agreement, capitalized terms used but not defined herein shall have the meanings given to such terms in the “Certain Definitions” section of the Pricing Disclosure Package (as defined below).

1. Purchase and Resale of the Offered Notes. The Offered Notes will be offered and sold by the Co-Issuers to the Initial Purchaser without registration under the Securities Act of 1933, as amended (the “1933 Act”), in reliance on an exemption pursuant to Section 4(a)(2) under the 1933 Act. The Dine Parties have prepared (i) a pre-preliminary offering memorandum, dated March 6, 2023 (as amended or supplemented as of the Applicable Time (as defined below), the “Pre-Preliminary Offering Memorandum”) setting forth information regarding the Dine Parties and the Offered Notes, (ii) a preliminary offering memorandum, dated March 27, 2023 (as amended or supplemented as of the Applicable Time (as defined below), the “Preliminary Offering Memorandum”) setting forth information regarding the Dine Parties and the Offered Notes, (iii) the investor presentation attached hereto as Exhibit 1, dated March 2023 (the “Investor Presentation”), (iv) a pricing term sheet substantially in the form attached hereto as Schedule II (the “Pricing Term Sheet”) setting forth the terms of the Offered Notes and certain pricing, price-dependent or other information omitted from the Preliminary Offering Memorandum and certain other information and (v) a final offering memorandum, dated March 29, 2023 (the “Final Offering Memorandum”), setting forth information regarding the Dine Parties and the Offered Notes. The Preliminary Offering Memorandum, the Pricing Term Sheet and the documents listed on Schedule III hereto are collectively referred to as the “Pricing Disclosure Package”. The Dine Parties hereby confirm that they have authorized the use of the Pricing Disclosure Package, the Investor Presentation and the Final Offering Memorandum in connection with the offering and resale of the Offered Notes by the Initial Purchaser. “Applicable Time” means 3:05 p.m. (New York City time) on the date of this Agreement.

All references in this Agreement to the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum include, unless expressly stated otherwise, all documents, financial statements and schedules and other information contained, incorporated by reference or deemed incorporated by reference therein (and references in this Agreement to such information being “contained,” “included” or “stated” (and other references of like import) in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum shall be deemed to mean all such information contained, incorporated by reference or deemed incorporated by reference therein, to the extent such information has not been superseded or modified by other information contained, incorporated by reference or deemed incorporated by reference therein). All documents filed (but not furnished, unless such furnished document is expressly incorporated by reference in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, as the case may be) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and so deemed to be included in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”.

It is understood and acknowledged that upon original issuance thereof, the Offered Notes (and all securities issued in exchange therefor or in substitution thereof) will bear the legends that are set forth under the caption “Transfer Restrictions” in the Pricing Disclosure Package.

You have advised the Co-Issuers that the Initial Purchaser intends to offer and resell (the “Exempt Resales”) the Offered Notes purchased by the Initial Purchaser hereunder on the terms set forth in each of the Pricing Disclosure Package and the Final Offering Memorandum, as amended or supplemented, solely to persons whom the Initial Purchaser reasonably believes to be (1) (a) “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the 1933 Act

(“Rule 144A”) or (b) outside of the United States, who are not U.S. Persons (such persons, “Non-U.S. Persons”) as defined in Regulation S under the 1933 Act (“Regulation S”) in offshore transactions in reliance on Regulation S, and (2) in each case, who have not been identified in writing by a Dine Party to Guggenheim as Competitors. As used in the preceding sentence, the terms “offshore transaction” and “United States” have the meanings assigned to them in Regulation S. Those persons specified in clauses (a) and (b) above are referred to herein as “Eligible Purchasers”.

2. Representations and Warranties of the Dine Parties. Each of the Dine Parties jointly and severally, represents and warrants, on and as of the date hereof and the Series 2023-1 Closing Date, as follows:

(a) When the Offered Notes and Guarantees are issued and delivered pursuant to this Agreement, such Offered Notes and Guarantees will not be of the same class (within the meaning of Rule 144A) as securities that are listed on a national securities exchange registered under Section 6 of the 1934 Act or that are quoted in a United States automated inter-dealer quotation system.

(b) Assuming the accuracy of the representations and warranties in Section 3(b) of this Agreement, the purchase and resale of the Offered Notes pursuant to this Agreement (including pursuant to the Exempt Resales) are exempt from the registration requirements of the 1933 Act.

(c) No form of general solicitation or general advertising within the meaning of Regulation D under the 1933 Act (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, but not including customary “tombstone” advertisements with respect to the offering and resale of the Offered Notes following the Series 2023-1 Closing Date, in a form reasonably satisfactory to the Co-Issuers and the Initial Purchaser and in compliance with applicable law) (each, a “General Solicitation”) was used by the Dine Parties, any of their respective affiliates, any of their respective representatives or any person acting on any of their behalf (other than the Initial Purchaser and their affiliates or any of their respective representatives, as to whom the Dine Parties make no representation) in connection with the offer and sale of the Offered Notes.

(d) No directed selling efforts within the meaning of Rule 902 under the 1933 Act were used by the Dine Parties or any of their respective affiliates or any of their respective representatives (other than the Initial Purchaser and their affiliates or any of their respective representatives, as to whom the Dine Parties make no representation) with respect to Offered Notes sold outside the United States to Non-U.S. Persons, and each of the Dine Parties, their respective affiliates and their respective representatives or any person acting on any of their behalf (other than the Initial Purchaser and their affiliates and representatives, as to whom the Dine Parties make no representation) has complied with and will implement the “offering restrictions” required by Rule 902 under the 1933 Act.

(e) Each of the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, each as of its respective date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the 1933 Act.

(f) None of the Dine Parties nor any other person acting on behalf of any Dine Party has offered or sold any securities in a manner that would be integrated with the offering of the Offered Notes contemplated by this Agreement pursuant to the 1933 Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(g) The Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum have been prepared by the Dine Parties for use by the Initial Purchaser in connection with the Exempt Resales. No order or decree preventing the use of the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the 1933 Act, has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of any Dine Party, is contemplated.

(h) The (x) Pre-Preliminary Offering Memorandum did not, as of the date thereof, and (y) Pricing Disclosure Package did not, as of the Applicable Time, and will not, as of the Series 2023-1 Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in the Pre-Preliminary Offering Memorandum or the Pricing Disclosure Package in reliance upon and in conformity with the Initial Purchaser Information (as defined in Section 8(e) below). Each document listed in Schedule III hereto is true and correct in all material respects and no forward looking statement, estimate or projection contained therein has been made without a reasonable basis or has been disclosed other than in good faith.

(i) The Final Offering Memorandum will not, as of its date and as of the Series 2023-1 Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in the Final Offering Memorandum in reliance upon and in conformity with the Initial Purchaser Information.

(j) None of the Dine Parties has prepared, made, used, authorized, approved or distributed and will not, and will not cause or allow its agents or representatives to, prepare, make, use, authorize, approve or distribute any written communication (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Notes, or otherwise is prepared to market the Offered Notes, other than the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, without the prior consent of the Initial Purchaser; and each such written communication, the use of which has been previously consented to by the Initial Purchaser, is listed on Schedule III.

(k) Each document listed in Schedule III hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such document listed in Schedule III hereto in reliance upon and in conformity with the Initial Purchaser Information.

(l) The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the 1934 Act and the applicable rules and regulations of the Commission thereunder. The Exchange Act Reports did not and will not, when filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(m) Each of the Dine Parties and each of its subsidiaries that has signed a Transaction Document has been duly organized, is validly existing and in good standing as a corporation or limited liability company, as applicable, under the laws of its respective jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have (i) a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Securitization Entities or the Dine Parties taken as a whole or (ii) a material adverse effect on the performance by the Dine Parties of this Agreement, the Offered Notes, the Indenture or any of the other Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby (collectively, clauses (i) and (ii), a “Material Adverse Effect”). Each of the Dine Parties has all corporate or limited liability company power and authority necessary to own or lease its properties and to conduct the businesses in which it is now engaged or contemplated in the Pricing Disclosure Package and the Final Offering Memorandum.

(n) (i) Each Parent has the debt capitalization as set forth in each of the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, and all of the issued shares of capital stock of such Parent have been duly authorized and validly issued and are fully paid and non-assessable.

(ii) The Co-Issuers have an authorized capitalization as set forth in each of the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, and all of the issued outstanding equity interests of the Co-Issuers have been duly authorized and validly issued and are fully paid and non-assessable.

(iii) All of the outstanding shares of capital stock, membership interests or other equity interests of each of the Securitization Entities are owned, directly or indirectly, by the Parents, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens”), other than those Liens (i) imposed by the Indenture and the Transaction Documents, (ii) which constitute Permitted Liens or (iii) which result from transfer restrictions imposed by the 1933 Act or the securities or blue sky laws of certain jurisdictions.

(o) The Co-Issuers have all requisite limited liability company power and authority to execute, deliver and perform their respective obligations under the Indenture. As of the Series 2023-1 Closing Date, the Base Indenture and the Series 2023-1 Supplement shall have been duly and validly authorized by the Co-Issuers and upon their respective execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will each constitute the valid and legally binding obligation of the Co-Issuers, enforceable against the Co-Issuers in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, except as rights to indemnification and contribution under the Base Indenture and the Series 2023-1 Supplement may be limited under applicable law. Assuming the accuracy of the representations and warranties of the Initial Purchaser contained in Section 3(b) of this Agreement, no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, (the “Trust Indenture Act”) is required in connection with the offer and sale of the Offered Notes contemplated hereby or in connection with the Exempt Resales. When executed by the Co-Issuers, the Series 2023-1 Supplement will conform in all material respects to the description thereof in each of the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum.

(p) Each Co-Issuer has all requisite limited liability power and authority to execute, issue, sell and perform its obligations under the Offered Notes. As of the Series 2023-1 Closing Date, the Offered Notes shall be duly authorized by the Co-Issuers and, when duly executed by the Co-Issuers in accordance with the terms of the Indenture, assuming due authentication of the Offered Notes by the Trustee, upon delivery to the Initial Purchaser against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and legally binding obligations of the Co-Issuers entitled to the benefits of the Indenture, enforceable against the Co-Issuers in accordance with their terms, except that the enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). When issued and delivered, the Offered Notes will conform in all material respects to the description thereof in each of the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum.

(q) Each Guarantor had all requisite limited liability company power and authority to execute, deliver and perform its obligations under the Guarantee and Collateral Agreement on the Series 2014-1 Closing Date. The Guarantee and Collateral Agreement has been duly and validly authorized, executed and delivered by each of the Guarantors, and the Guarantee and Collateral Agreement constitutes valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with its terms, except that the enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, except as rights to indemnification and contribution under the Guarantee and Collateral Agreement may be limited under applicable law. The Guarantee and Collateral Agreement is effective to guarantee the obligations of the Co-Issuers under the Offered Notes.

(r) Each of the Dine Parties, as applicable, had and shall have all required corporate or limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under each Transaction Document to which it is a party on the Series 2014-1 Closing Date or on or prior to the Series 2023-1 Closing Date, as applicable (other than the Offered Notes, the Indenture and the Guarantee and Collateral Agreement to the extent covered in Section 2(n), (o) and (p)). Each of the Transaction Documents has or shall have been duly and validly authorized, executed and delivered by each of the Dine Parties (to the extent a party thereto) constitutes or will constitute, as applicable, the valid and legally binding obligation of each of the Dine Parties (to the extent a party thereto) enforceable against each of the Dine Parties (to the extent a party thereto) in accordance with its terms, except that the enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), except as to covenants not to institute bankruptcy or similar proceedings may be limited under applicable law and, as to rights of indemnification and contribution with respect to liabilities under securities laws, by principles of public policy and except as may be limited under applicable law. Each such Transaction Document conforms or will conform on the Series 2023-1 Closing Date, as applicable, in all material respects to the description thereof (if any) in each of the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum.

(s) Each of the Dine Parties has all requisite corporate or limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of the Dine Parties.

(t) (i) The issue and sale of the Offered Notes and the Guarantees, (ii) the execution, delivery and performance by each Co-Issuer, each of the Parent Companies and each of the Guarantors of the Offered Notes, the Guarantees, the Indenture, this Agreement and the other Transaction Documents (to the extent a party thereto), (iii) the application of the proceeds from the sale of the Offered Notes as described under “Use of Proceeds” in each of the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum and (iv) the consummation of the transactions contemplated hereby and thereby, do not and will not on the Series 2023-1 Closing Date (A) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of any of the Dine Parties or any of their respective subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, credit agreement, security agreement, license, lease or other agreement or instrument (giving effect to any amendments or terminations thereof as contemplated by the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum) to which the Dine Parties or any of their respective subsidiaries is a party or by which the Dine Parties or any of their respective subsidiaries is bound or to which any of the property or assets of the Dine Parties or any of their respective subsidiaries is subject, except for Liens created by the Indenture or the other Transaction Documents or Permitted Liens, (B) result in any violation of the provisions of the charter, by-laws, certificate of formation or limited liability company agreement (or similar organizational documents) of any of the Dine Parties, or (C) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Dine Parties or any of their respective subsidiaries or any of their respective properties or assets, except (in the case of clause (A)) as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) No consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or regulatory body having jurisdiction over any of the Dine Parties or any of their respective subsidiaries or any of their respective properties or assets is required for the issue and sale of the Offered Notes and the Guarantees, the execution, delivery and performance by any of the Dine Parties or any of their respective subsidiaries of the Offered Notes, the Guarantees, the Series 2023-1 Supplement, this Agreement and the other Transaction Documents (to the extent they are parties thereto), the application of the proceeds from the sale of the Offered Notes as described under “Use of Proceeds” in each of the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, except for (A) such consents, approvals, authorizations, orders, filings, registrations or qualifications as shall have been obtained or made prior to the Series 2023-1 Closing Date or are permitted to be obtained or made subsequent to the Series 2023-1 Closing Date pursuant to the Indenture, (B) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution and resale (including pursuant to the Exempt Resales) of the Offered Notes by the Initial Purchaser and (C) such consents, approvals, authorizations, orders, filings, registrations or qualifications, the failure of which to obtain could not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

(v) The historical consolidated financial statements of the Parent Companies (including the related notes and supporting schedules) included or incorporated by reference in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities referred to therein, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved.

(w) [Reserved.]

(x) The applicable Net Cash Flow disclosure included in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum is derived from the quarterly noteholder statements generated by the Co-Issuers and generally represents the arithmetic sum of each of the relevant amounts reflected in such quarterly noteholder statements and has been prepared on a basis consistent with the quarterly noteholder statements and gives effect to assumptions made on a reasonable basis and in good faith and present fairly in all material respects in the manner described under and subject to the qualifications and limitations set forth under “Net Cash Flow of the Securitization Entities”. The non-GAAP financial measures that are included in the Pricing Disclosure Package and the Final Offering Memorandum have been calculated based on amounts derived from the financial statements and books and records of the Dine Parties, the Co-Issuers or the quarterly noteholder statements of the Co-Issuers, and the Securitization Entities believe that any adjustments to such non-GAAP financial measures have a reasonable basis and have been made in good faith.

(y) Ernst & Young LLP, who have certified certain financial statements of the Manager, whose report appears in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum or is incorporated by reference therein and who have delivered the initial letters referred to in Sections 7(m) and 7(o) hereof, (x) are independent registered public accountants with respect to the Manager and its respective subsidiaries within the meaning of the 1933 Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and (y) was, as of the date of such report, and is, as of the date hereof, an independent public accounting firm with respect to the Dine Parties.

(z) The Manager maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that complies with the requirements of the 1934 Act and that has been designed by, or under the supervision of, the Manager’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Manager maintains internal accounting controls sufficient to provide reasonable assurance that (i) records are maintained that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Manager and each of its subsidiaries, (ii) transactions are recorded as necessary to permit preparation of the Manager’s financial statements in accordance with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and directors of the Manager and each of its subsidiaries and (iii) the unauthorized acquisition, use or disposition of the assets of the Manager and each of its subsidiaries that could have a material effect on the consolidated financial statements are prevented or timely detected. As of the Audit Date (as defined below), there were no material weaknesses in the Manager’s internal controls over financial reporting.

(aa) Since December 31, 2022, the date of the most recent balance sheet of the Manager and its consolidated subsidiaries audited by Ernst & Young LLP and the audit committee of the board of directors of the Manager (the “Audit Date”), (i) the Manager has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal control over financial reporting, that could reasonably be expected to materially and adversely affect the ability of the Manager or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Manager and each of its subsidiaries or that is otherwise material to the Manager and each of its subsidiaries; and (ii) there have been no significant changes in the Manager’s internal control over financial reporting or in other factors that could significantly affect the Manager’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(bb) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates” incorporated by reference in the Preliminary Offering Memorandum contained in the Pricing Disclosure Package and the Offering Memorandum accurately and fully describes (i) the accounting policies that the Parent Companies believe are the most important in the portrayal of the Parent Companies’ financial condition and results of operations and that require management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(cc) Except as described in each of the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, since the Audit Date, none of the Dine Parties nor any of their respective subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood, earthquake, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (ii) issued or granted any securities, other than pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans, as applicable, (iii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any transaction not in the ordinary course of business, and/or (v) declared or paid any dividend on its capital stock, and since the Audit Date, there has not been any change in the capital stock or limited liability company interests, as applicable, or long-term debt of any of the Dine Parties or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity or limited liability company interests, as applicable, properties, management, business or prospects of any of the Dine Parties or any of their respective subsidiaries, except in the case of clause (i) as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) Each of the Dine Parties and each of their respective subsidiaries has good and marketable title in fee simple to all real property owned by it and good and marketable title to all personal property owned by it, in each case free and clear of all Liens, except for (i) Permitted Liens, (ii) such Liens as are described in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum and (iii) such liens, encumbrances and defects that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All material assets held under lease by the Dine Parties are held by the relevant entity under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the relevant entity, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ee) The Base Indenture and the Guarantee and Collateral Agreement are effective to create a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of and for the benefit of the Secured Parties, which Lien on the Collateral has been perfected to the extent recognized by applicable law (subject to any exceptions described in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum) and

is prior to all other Liens (other than Permitted Liens), and is enforceable as such as against creditors of and purchasers from the Co-Issuers and the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. Except as described in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, the Co-Issuers and the Guarantors will have received all consents and approvals required by the terms of the Collateral in order to pledge the Collateral to the Trustee under the Indenture and under the Guarantee and Collateral Agreement.

(ff) The Contribution Transactions were consummated in all material respects in accordance with the terms and conditions set forth in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum and the Contribution Agreements.

(gg) Other than the security interest granted to the Trustee under the Base Indenture, pursuant to the Guarantee and Collateral Agreement, any other Transaction Documents or any Permitted Lien, none of the Dine Parties nor any of their respective subsidiaries shall have pledged, assigned, sold or granted as of the Series 2023-1 Closing Date a security interest in the Collateral.

(hh) All action necessary (including the filing of UCC-1 financing statements) to protect and evidence the Trustee’s security interest in the Collateral in the United States has been duly and effectively taken (as described in, and subject to any exceptions to be set forth in, the Base Indenture and the Guarantee and Collateral Agreement). No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by any Dine Parties or any of their respective subsidiaries and listing such Person as debtor covering all or any part of the Collateral is on file or of record in the United States except (i) in respect of Permitted Liens or (ii) such as may have been filed, recorded or made by such Person favor of the Trustee on behalf of the Secured Parties in connection with the Base Indenture and the Guarantee and Collateral Agreement, and no such Person has authorized any such filing.

(ii) Each Dine Party and their respective subsidiaries has such permits, licenses, registrations, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, except for any of the foregoing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Dine Party and each of their respective subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Dine Parties nor any of their respective subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj) (i) Each of the Dine Parties and each of their respective subsidiaries owns or possesses valid and adequate rights to use all patents and patent applications, trademarks, service marks, trade names, trademark registrations, and service mark registrations and goodwill arising therefrom, copyrights, works of authorship, rights in software, data, databases, data collections, systems and technology, rights of privacy and publicity, rights in social media usernames and accounts, know-how, trade secrets, recipes and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and all other intellectual, proprietary or industrial property rights (collectively, the “Intellectual Property”) used in or necessary for the conduct of their respective businesses as currently conducted and none of the foregoing will be adversely affected by the consummation of the transactions contemplated hereby; (ii) the Dine Parties exclusively own free and clear of all Liens, other than Permitted Liens, all Intellectual Property described in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum as being owned by them or that is otherwise purported to be owned by them (“Company Intellectual Property”), (iii) there are no third parties who own or possess any right, title or interest in or to any Company Intellectual Property, except as specifically disclosed in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, (iv) there is and has been no infringement, dilution, misappropriation or other violation (A) to the Dine Parties’ knowledge, by third parties of any Company Intellectual Property or (B) by any Dine Party (including by the operation of its respective businesses or its products or services) of any Intellectual Property rights of any third party, except as specifically disclosed in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum or as could not reasonably be expected to have a Material Adverse Effect, (v) except as specifically disclosed in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum or as could not reasonably be expected to have a Material Adverse Effect, there is no pending action, suit, investigation, or proceeding or, to the Dine Parties’ knowledge, threatened claim by others: (x) challenging the validity or enforceability of or Dine Parties’ use of or rights in or to any Company Intellectual Property; (y) alleging any violation of any applicable laws, regulations, policies or industry standards regarding data privacy, data security or personal information or data (including the Payment Card Industry Data Security Standards as promulgated by the Payment Card Industry Security Standards Counsel (the “PCI-DSS”)); or (z) asserting that any of the Dine Parties, the operation of their respective businesses or their products or services has infringed, diluted, misappropriated or otherwise violated or currently infringes, dilutes, misappropriates or otherwise violates, or would, upon the commercialization of any product or service of the Dine Parties or any of their subsidiaries described in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum as under development, infringe, dilute, misappropriate or otherwise violate, any Intellectual Property right of others, (vi) as of the Series 2023-1 Closing Date, (A) the Securitization Entities will exclusively own all of the material Intellectual Property necessary to conduct their business as conducted by the Dine Parties immediately prior to the Series 2023-1 Closing Date and (B) the Securitization Entities will solely and exclusively own all Securitization IP and no Non-Securitization Entity will own any Intellectual Property otherwise necessary for the operation of the businesses as conducted by the Dine Parties immediately prior to the Series 2023-1 Closing Date, (vii) except as specifically disclosed in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum or as could not reasonably be expected to have a Material Adverse Effect, the Dine Parties are in material compliance with all applicable laws, regulations, policies and industry standards regarding data privacy, data security, personal information or data; (viii) the Dine Parties have taken commercially reasonable measures consistent with industry standards to protect the confidentiality of their proprietary recipes and other material trade secrets (including all material trade secrets and confidential information included in the Securitization IP); and (ix) to the Dine Parties’ knowledge, no proprietary recipes or other material trade secrets and confidential information included in the Securitization IP have been disclosed or released to any third party except pursuant to commercially reasonable nondisclosure agreements protecting the secrecy thereof.

(kk) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Dine Parties (x) have implemented commercially reasonable security to protect the confidentiality, integrity and availability of data (including personal information) in the Dine Parties’ possession, custody or control, and the integrity and availability of the Dine Parties’ information and operational technology (including digital channels such as the online website and mobile application); (y) are not aware of any past, ongoing or threatened security breach of, or unauthorized access to, the Dine Parties’ information and operational technology infrastructure (including technology infrastructure provided by third parties) within the five year period prior to the date of this Agreement; and (z) are in compliance with the applicable written policies of the Dine Parties and contractual requirements (including PCI-DSS), regarding data privacy, data security, or data (including personal information).

(ll) There are no legal or governmental proceedings pending to which any Dine Party or any of their respective subsidiaries is a party or of which any property or assets of any of the Dine Parties or any of their respective subsidiaries is the subject that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To each Dine Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(mm) The statements made in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Description of the Offered Notes” and “Description of the Indenture and the Guarantee and Collateral Agreement,” insofar as they constitute a summary of the terms of the Offered Notes and the Indenture, and under captions “Description of Dine Brands Global’s Business,” “Description of the Securitization Entities”, “Description of the Franchise Arrangements”, “Description of the Product Sourcing Arrangements”, “Description of the Manager and the Management Agreement”, “Description of the Servicer and the Servicing Agreement”, “Description of the Back-Up Manager and the Back-Up Management Agreement”, “Description of the Class A-1 Notes” insofar as they constitute a summary of the terms of the Class A-1 Notes, “Description of the Contribution Agreements”, “Description of the IP License Agreements”, “Description of the Real Estate Assets”, “Certain Legal Aspects of the Franchise Arrangements”, “Certain U.S. Federal Income Tax Consequences”, “Certain ERISA and Related Considerations”, and “Transfer Restrictions”, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(nn) (A) Each of the Dine Parties and each of their respective subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries; (B) all such policies of insurance of the Dine Parties and each of their respective subsidiaries are in full force and effect; (C) the Dine Parties and each of their respective subsidiaries are in compliance with the terms of such policies in all material respects; (D) none of the Dine Parties nor any of their respective subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; and (E) there are no claims by the Dine Parties or any of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except as would not reasonably be expected to have a Material Adverse Effect. None of the Dine Parties nor any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(oo) No labor disturbance by or dispute with the employees of the Dine Parties or any of their respective subsidiaries exists or, to the knowledge of any Dine Party, is imminent, in each case that could reasonably be expected to have a Material Adverse Effect.

(pp) The Dine Parties and their respective Subsidiaries have taken efforts deemed appropriate in their sole respective discretion, in consultation with counsel and based upon their understanding of relevant industry practices in various jurisdictions (as of the date hereof, with no representation being made as of any later date) which they believe in good faith are reasonably designed to mitigate the risk that (i) employees, independent contractors and consultants of the Franchisees could be treated as joint employees of any Dine Party and/or (ii) the Dine Parties or any of their respective subsidiaries could be jointly or vicariously liable to or with any employee, independent contractor and consultant of the Franchisees with respect to any labor, employment, benefits or other matters except, in each case under clauses (i) and (ii), that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(qq) None of the Dine Parties (i) is in violation of its certificate of formation, limited liability company agreement, charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, security agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(rr) Except as described in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum or as could not reasonably be expected to have a Material Adverse Effect, (i) there are no proceedings that are pending, or to the knowledge of the Dine Parties, threatened, against any of the Dine Parties or any of their respective subsidiaries under any laws (including common law), regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, human health, safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) the Dine Parties and their respective subsidiaries are not aware of any issues regarding compliance with Environmental Laws or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, and (iii) none of the Dine Parties and their respective subsidiaries anticipates expenditures relating to Environmental Laws.

(ss) Each of the Dine Parties and each of their respective subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and has paid or caused to be paid all taxes due pursuant to said returns, except for such taxes as are being contested in good faith and by appropriate proceedings or for cases in which the failure to file or pay would not reasonably be expected to have a Material Adverse Effect. No tax deficiency has been determined adversely to the Dine Parties or any of their respective subsidiaries, nor does any Dine Party have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Dine Parties or any of their respective subsidiaries, that could, individually or in the aggregate, be expected to have a Material Adverse Effect.

(tt) Except where a failure to comply with any of the following would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)), for which any Dine Party or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; provided that this clause (i) shall not apply to any Plan that is a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code) or failure to meet the “minimum funding standard” (as defined in Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) none of the Dine Parties nor any member of their Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(uu) Other than any restrictions under applicable law, no Guarantor is currently prohibited, directly or indirectly, from paying any dividends to its parent or to the Co-Issuers, from making any other distribution on such Guarantor’s capital stock, limited liability company or other ownership interests, as applicable, from repaying to its parent or the Co-Issuers any loans or advances to such Guarantor from its parent or the Co-Issuers or from transferring any of such Guarantor’s property or assets to its parent or the Co-Issuers, or any other subsidiary of its parent or the Co-Issuers, except as described in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum and the Transaction Documents.

(vv) None of the Dine Parties nor any of their respective subsidiaries is, and after giving effect to the offer and sale of the Offered Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum will be, an “investment company” as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”) or a company “controlled” by an “investment company” within the meaning of the 1940 Act, and the rules and regulations of the Commission thereunder. Neither Co-Issuer constitutes a “covered fund” for purposes of the Volcker Rule promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act. None of the Series 2023-1 Notes is an “asset-backed security” within the meaning of Section 3(a)(79) of the 1934 Act, and as a result Regulation RR, 17 C. F. R § 246.1 et seq. (the Risk Retention Rules) do not apply to the issuance and sale of the Series 2023-1 Notes.

(ww) The statistical and market-related data included or incorporated by reference in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum are based on or derived from sources that the Dine Parties believe to be reliable in all material respects.

(xx) Immediately after the consummation of the transactions contemplated by this Agreement, each of the Dine Parties will be Solvent. As used in this Agreement, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such relevant entity are not less than the total amount required to pay the liabilities of such relevant entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the relevant entity is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the completion of the transactions contemplated by the Transaction Documents, the relevant entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) the relevant entity is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(yy) None of the Dine Parties nor any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could give rise to a valid claim against any of them or the Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Notes.

(zz) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Offered Notes), will violate or result in a violation of Section 7 of the 1934 Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(aaa) None of the Dine Parties nor any of their respective affiliates have taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization (within the meaning of Regulation M promulgated by the Securities and Exchange Commission) or manipulation (within the meaning of Section 9 of the 1934 Act) of the price of any security of the Co-Issuers or any Guarantor in connection with the offering of the Offered Notes.

(bbb) The Dine Parties and their respective affiliates have not taken, directly or indirectly, any action or omitted to take any action (such as issuing any press release relating to any Offered Notes without an appropriate legend) which may result in the loss by the Initial Purchaser of the ability to rely on any stabilization safe harbor provided by (i) Article 5 of the Market Abuse Regulation (596/2014/EU) or (ii) the UK Financial Conduct Authority (the “FCA”) under s.137Q of the Financial Services and Markets Act of 2000 (the “FSMA”).

(ccc) None of the Dine Parties nor any of their respective subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(ddd) None of the Dine Parties nor any of their respective subsidiaries, nor any director, officer, manager, member, agent, employee, affiliate or other person acting on behalf of such relevant entity, has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic governmental official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee; (iii) violated or is in violation of any provision of the FCPA, the Bribery Act of 2010 of the United Kingdom or any applicable non-U.S. anti-bribery statute or regulation; (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (v) received notice of any investigation, proceeding or inquiry by any governmental agency, authority or body regarding any of the matters in clauses (i)-(iv) above; and the Dine Parties and their respective subsidiaries and, to the knowledge of such relevant entity, the relevant entity’s affiliates, have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(eee) The operations of the Dine Parties and each of their respective subsidiaries are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Dine Parties and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Dine Party or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of such relevant entity, threatened.

(fff) None of the Dine Parties nor any of their respective subsidiaries nor any director, officer, agent, employee, affiliate or other person acting on behalf of such relevant entity is currently the subject or, to the knowledge of such relevant entity, target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”), nor is such relevant entity located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including at the time of this Agreement, Iran, Cuba, North Korea, Syria, the Crimea, Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine and Venezuela); the Dine Parties are in compliance with all Sanctions and the Dine Parties and their respective subsidiaries will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, to finance the activities of or business with any person, or in any country or territory, that currently is the subject of any Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of Sanctions.

(ggg) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Co-Issuers and the Guarantors of the Offered Notes.

(hhh) None of the Dine Parties nor any of their respective affiliates or representatives have participated in a plan or scheme to evade the registration requirements of the 1933 Act through the sale of the Offered Notes pursuant to Regulation S.

(iii) None of the Dine Parties (i) party to any of the Transaction Documents is in breach of any of the Transaction Documents as of the date hereof and (ii) has any knowledge that any other party to a material contract with a Securitization Entity is in default under such material contract, except, in each case, as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(jjj) No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum has been made without a reasonable basis or has been disclosed other than in good faith.

(kkk) The Manager has provided (i) a 17g-5 Representation to each Rating Agency (as defined below); (ii) an executed copy of the 17g-5 Representation delivered to each Rating Agency (as defined below) has been delivered to the Initial Purchaser; and (iii) each of the Dine Parties has complied in all material respects with each 17g-5 Representation. For purposes of this Agreement, “17g-5 Representation” means a written representation provided to each Rating Agency, which satisfies the requirements of Rule 17g-5(a)(3)(iii) of under the 1934 Act.

(lll) All of the issued and outstanding limited liability company interests of the Applebee’s Holding Company Guarantor are directly owned by Applebee’s Parent, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Applebee’s Parent free and clear of all Liens other than Permitted Liens.

(mmm) All of the issued and outstanding limited liability company interests of the IHOP Holding Company Guarantor are directly owned by IHOP Parent, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the IHOP Parent, free and clear of all Liens other than Permitted Liens.

(nnn) All of the issued and outstanding limited liability company interests of the Applebee’s Issuer are directly owned by the Applebee’s Holding Company Guarantor, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Applebee’s Holding Company Guarantor free and clear of all Liens other than Permitted Liens.

(ooo) All of the issued and outstanding limited liability company interests of the IHOP Issuer are directly owned by the IHOP Holding Company Guarantor, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the IHOP Holding Company Guarantor free and clear of all Liens other than Permitted Liens.

(ppp) All of the issued and outstanding limited liability company interests of each Applebee’s Franchise Entity are directly owned by the Applebee’s Issuer, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Applebee’s Issuer free and clear of all Liens other than Permitted Liens.

(qqq) All of the issued and outstanding limited liability company interests of each IHOP Franchise Entity are directly owned by the IHOP Issuer, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the IHOP Issuer free and clear of all Liens other than Permitted Liens.

Any certificate signed by any officer of any Dine Party and delivered to the Initial Purchaser or counsel for the Initial Purchaser or any Dine Party in connection with the offering of the Offered Notes shall be deemed a representation and warranty by such Dine Party, as to matters covered thereby, to the Initial Purchaser, and not a representation or warranty by the individual (other than in his or her official capacity).

3. Purchase of the Offered Notes by the Initial Purchaser; Agreements to Sell, Purchase and Resell.

(a) On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Co-Issuers agree to sell to the Initial Purchaser and the Initial Purchaser agrees to purchase from the Co-Issuers, at a purchase price as agreed, in writing, among the Co-Issuers and the Initial Purchaser, the principal amount of Offered Notes set forth opposite their respective names on Schedule I hereto.

(b) The Initial Purchaser hereby represents and warrants to the Dine Parties that it will offer the Offered Notes for sale upon the terms and conditions set forth in this Agreement, the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum. The Initial Purchaser hereby represents and warrants to, and agrees with, the Dine Parties, on the basis of the representations, warranties and agreements of the Dine Parties that the Initial Purchaser: (i) is a sophisticated investor with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Offered Notes; (ii) is purchasing the Offered Notes pursuant to a private sale exempt from registration under the 1933 Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Offered Notes only from, and will offer to sell the Offered Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum; and (iv) will not offer or sell the Notes, nor has it offered or sold the Notes by, or otherwise engaged in, any General Solicitation and will not engage in any directed selling efforts within the meaning of Rule 902 under the 1933 Act, in connection with the offering of the Offered Notes. The Initial Purchaser have advised the Co-Issuers that they will offer the Offered Notes to Eligible Purchasers at an initial price as set forth in Schedule II hereof, plus accrued interest, if any, from the date of issuance of the Offered Notes. Such price may be changed by the Initial Purchaser at any time without notice.

(c) The Initial Purchaser, severally and not jointly, represents and warrants to the Dine Parties that:

(i) (a) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom, (b) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Offered Notes, in circumstances in which Section 21(1) of the FSMA does not apply to the Co-Issuers; and (c) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Notes to any retail investor in the United Kingdom. For the purposes of this provision:

(A)	the expression “retail investor” means a person who is one (or more) of the following:

1)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

2)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; and

(B)

the expression an offer includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Notes.

(ii) The Initial Purchaser represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the European Economic Area (the “EEA”). For the purposes of this provision:

(A)	the expression “retail investor” means a person who is one (or more) of the following:

1)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

2)	a customer within the meaning of Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

3)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended); and

(B)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes and “MiFID II” means collectively EU Directive 2014/65/EU and EU Regulation 600/2014/EU on Markets in Financial Instruments (in each case, as amended).

(d) The Initial Purchaser has not and, prior to the later to occur of (A) the Series 2023-1 Closing Date and (B) completion of the distribution of the Offered Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Offered Notes other than (i) the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum and the documents listed on Schedule III hereto, (ii) any written communication that contains either (x) no “issuer information” (as defined in Rule 433(h)(2) under the 1933 Act) or (y) “issuer information” that was included (including through incorporation by reference) in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum or the documents listed on Schedule III hereto or (iii) any written communication prepared by the Initial Purchaser and approved by the Co-Issuers (or the Manager on their behalf) in writing.

(e) The Initial Purchaser hereby acknowledges that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act, the Offered Notes (and all securities issued in exchange therefore or in substitution thereof) shall bear legends substantially in the forms as set forth in the “Transfer Restrictions” section of the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum (along with such other legends as the Co-Issuers and their counsel deem necessary).

The Initial Purchaser understands that the Co-Issuers and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Sections 7(d) and 7(j) hereof, counsel to the Co-Issuers and counsel to the Initial Purchaser, will assume the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchaser hereby consent to such reliance.

4. Delivery of the Offered Notes and Payment Therefor. Delivery to the Initial Purchaser of and payment for the Offered Notes shall be made at the office of King & Spalding LLP, at 10:00 A.M., New York City time, on April 17, 2023 (the “Closing Date”). The place of closing for the Offered Notes and the Series 2023-1 Closing Date may be varied by agreement between the Initial Purchaser and the Co-Issuers.

The Offered Notes will be delivered to the account of the Initial Purchaser, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchaser of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Offered Notes to the account of the Initial Purchaser at DTC. The Offered Notes will be evidenced by one or more global securities with respect to each series in definitive form and will be registered in the name of Cede & Co. as nominee of DTC. The Offered Notes to be delivered to the Initial Purchaser shall be made available to the Initial Purchaser in New York City for inspection and packaging not later than 10:00 A.M., New York City time, on the Business Day next preceding the Series 2023-1 Closing Date.

5. Agreements of the Dine Parties. The Dine Parties, jointly and severally, agree with the Initial Purchaser as follows:

(a) The Dine Parties will furnish to the Initial Purchaser, without charge, (i) as soon as practicable after the Applicable Time, such number of copies of the Preliminary Offering Memorandum as may then be amended or supplemented as the Initial Purchaser may reasonably request and (ii) within one Business Day of the date of the Final Offering Memorandum, such number of copies of the Final Offering Memorandum as may then be amended or supplemented as the Initial Purchaser may reasonably request; provided that such obligation may be satisfied by delivery of the Preliminary Offering Memorandum or the Final Offering Memorandum, as applicable, and any such amendments and supplements by electronic means, including by e-mail delivery of a PDF file.

(b) The Dine Parties shall provide to the Initial Purchaser, without charge, during the period from the date of this Agreement until the earlier of (i) 180 days from the date of this Agreement and (ii) such date as of which all of the Offered Notes shall have been sold by the Initial Purchaser (such period, the “Offering Period”), as many copies of the Final Offering Memorandum and any supplements and amendments thereto, as the Initial Purchaser may reasonably request, provided that such obligation may be satisfied by delivery of the Final Offering Memorandum and any such amendments and supplements by electronic means, including by e-mail delivery of a PDF file.

(c) The Dine Parties will prepare the Final Offering Memorandum in a form approved by the Initial Purchaser and will not make any amendment or supplement to the Pricing Disclosure Package or to the Final Offering Memorandum of which the Initial Purchaser shall not previously have been advised or to which it shall object in a timely manner after being so advised.

(d) The Dine Parties will (i) advise the Initial Purchaser promptly of (x) any Commission order preventing or suspending the use of the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum or (y) any suspension of the qualification of the Offered Notes for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose, and (ii) use best efforts to prevent the issuance of any such order preventing or suspending the use of the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time.

(e) Each of the Dine Parties consents to the use of the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Offered Notes are offered by the Initial Purchaser and by all dealers to whom Offered Notes may be sold, in connection with the offering and sale of the Offered Notes.

(f) If, at any time prior to the end of the Offering Period, any event occurs or information becomes known that, in the judgment of any Dine Party or in the opinion of counsel for the Initial Purchaser, should be set forth in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum so that the Pricing Disclosure Package or the Final Offering Memorandum, as then amended or supplemented, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum in order to comply with any law, the Dine Parties will promptly prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchaser a reasonable number of copies thereof.

(g) Promptly from time to time, the Dine Parties shall take such action as the Initial Purchaser may reasonably request to qualify the Offered Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request, to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Notes and to arrange for the determination of the eligibility for investment of the Offered Notes under the laws of such jurisdictions as the Initial Purchaser may reasonably request.

(h) For a period commencing on the date hereof and ending on the 180th day after the date of the Final Offering Memorandum, the Securitization Entities agree not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any debt securities of any Securitization Entity substantially similar to the Offered Notes (“Similar Debt Securities”) or securities convertible into or exchangeable for Similar Debt Securities, sell or grant options, rights or warrants with respect to Similar Debt Securities or securities convertible into or exchangeable for Similar Debt Securities, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Similar Debt Securities whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Similar Debt Securities or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of Similar Debt Securities or securities convertible, exercisable or exchangeable into Similar Debt Securities or (iv) publicly announce an offering of any Similar Debt Securities or securities convertible or exchangeable into Similar Debt Securities, in each case without the prior written consent of the Initial Purchaser; provided, that this Section 5(h) shall not apply to any loans made from time to time pursuant to the Class A-1 Note Purchase Agreement, dated as of August 12, 2022 by and among the Securitization Entities, the Manager, certain Conduit Investors, certain Financial Institutions, certain Funding Agents, Coöperatieve Rabobank U.A., New York Branch, as L/C Provider and Swingline Lender and Administrative Agent.

(i) So long as any of the Offered Notes are outstanding, the Dine Parties will furnish at their expense to the Initial Purchaser, and, upon request, to holders of the Offered Notes that agree to certain confidentiality obligations and prospective purchasers of the Offered Notes, the information required by Rule 144A(d)(4) under the 1933 Act (if any).

(j) The Co-Issuers will apply the net proceeds from the sale of the Offered Notes to be sold by the Co-Issuers hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Use of Proceeds.”

(k) The Dine Parties and their respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that could cause the stabilization or manipulation of the price of any security of Dine Parties in connection with the offering of the Offered Notes.

(l) Each Dine Party will not, and will not permit any of its respective affiliates (as defined in Rule 144) to, resell any of the Offered Notes that have been acquired by any of them, except for Offered Notes purchased by any of the Dine Parties or any of their respective affiliates and resold in a transaction registered under the 1933 Act or in accordance with Rule 144 or other applicable exemption under the 1933 Act.

(m) The Dine Parties will use their best efforts to permit the Offered Notes to be eligible for clearance and settlement in the United States through DTC and in Europe through Euroclear Bank, S.A./N.V., or Clearstream Banking, société anonyme.

(n) The Dine Parties agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) that would be integrated with the sale of the Offered Notes in a manner that would require the registration under the 1933 Act of the sale to the Initial Purchaser or the Eligible Purchasers of the Offered Notes. The Dine Parties will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the 1933 Act), of any Offered Notes or any substantially similar security issued by any Dine Party, within one hundred eighty (180) days subsequent to the date on which the distribution of the Offered Notes has been completed (as notified to the Co-Issuer by the Initial Purchaser) is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Offered Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the 1933 Act, including any sales pursuant to Rule 144A under, or Regulations D or S of, the 1933 Act.

(o) The Co-Issuers and the Guarantors agree to comply with all agreements set forth in the representation letters of the Co-Issuers and the Guarantors to DTC relating to the approval of the Offered Notes by DTC for “book entry” transfer.

(p) The Dine Parties will do and perform all things required to be done and performed under this Agreement by them prior to the Series 2023-1 Closing Date in order to satisfy all conditions precedent to the Initial Purchaser’s obligations hereunder to purchase the Offered Notes.

(q) During the Offering Period, the Dine Parties will not solicit any offer to buy from or offer to sell to any person any Offered Notes except through the Initial Purchaser. To the extent that the Offering Period continues beyond the Series 2023-1 Closing Date, each Initial Purchaser will provide the Co-Issuers and the Manager written notice of the conclusion of the Offering Period.

(r) The Dine Parties (i) have completed on or prior to the Series 2023-1 Closing Date all filings and other similar actions required in connection with the creation and perfection of security interests in the Collateral as and to the extent required by the Indenture, the Offered Notes, the Guarantees and the other Transaction Documents and (ii) shall complete all filings and other similar actions required in the future in connection with the creation and perfection or maintenance of security interests in the Collateral as and to the extent required by the Indenture, the Offered Notes, the Guarantees and the other Transaction Documents.

(s) The Dine Parties, any of their respective affiliates or representatives will not engage in any General Solicitation in connection with the offer and sale of the Offered Notes.

(t) The Dine Parties will take such steps as shall be necessary to ensure that no such Dine Party becomes required to register as an “investment company” within the meaning of such term under the 1940 Act.

(u) No Dine Party will take any action which would result in the loss by the Initial Purchaser of the ability to rely on any stabilization safe harbor provided by (i) Article 5 of the Market Abuse Regulation (596/2014/EU) or (ii) the FCA under s.137Q FSM. Each Dine Party hereby authorizes the Initial Purchaser to make such public disclosure of information relating to stabilization as is required by applicable law, regulation and guidance.

(v) To the extent that the ratings to be provided with respect to the Offered Notes as set forth in the Pricing Disclosure Package by each of S&P Global Ratings and Kroll Bond Rating Agency, Inc. or any successor thereto (each, a “Rating Agency”) are conditional upon the furnishing of documents or the taking of any other actions by Dine Parties or any of their respective affiliates, the Dine Parties and any of their respective affiliates agree to furnish such documents and take any such other action that is requested by each Rating Agency.

(w) The Manager shall comply, and shall cause the Co-Issuers to comply, in all material respects with Rule 17g-5 under the 1934 Act and the 17g-5 Representation.

6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Dine Parties, jointly and severally, agree, to pay all reasonable expenses, costs, fees and taxes incident to and in connection with: (a) the preparation, printing and distribution of the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum and all amendments and supplements thereto (including the fees, disbursements and expenses of the Dine Parties’ accountants, experts and counsel); (b) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Offered Notes, the Guarantees and the other Transaction Documents, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales; (c) the issuance and delivery by the Co-Issuers of the Offered Notes and by the Guarantors of the Guarantees and any taxes payable in connection therewith; (d) the qualification of the Offered Notes for offer and sale under the securities or Blue Sky laws of the several states and any foreign jurisdictions as the Initial Purchaser may designate (including, without limitation, the reasonable fees and disbursements of the Initial Purchaser’s counsel relating to such registration or qualification); (e) the furnishing of such copies of the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (f) the preparation of certificates for the Offered Notes (including, without limitation, printing and engraving thereof); (g) the fees and expenses of the accountants and other experts incurred in connection with the delivery of the comfort letters and “agreed upon procedures” letters to the Initial Purchaser pursuant to the terms of this Agreement; (h) the reasonable fees, disbursements and expenses of outside legal counsel to the Initial Purchaser, the fees of outside accountants, the costs of any diligence service, and the fees of any other third party service provider or advisor retained by the Initial Purchaser; (i) the custody of the Offered Notes and the approval of the Offered Notes by DTC for “book-entry” transfer (including reasonable fees and expenses of counsel for the Initial Purchaser); (j) the rating of the Offered Notes; (k) the obligations of the Trustee, the Servicer, the Control Party, any agent of the Trustee, the Servicer or the Control Party and the counsel for the Trustee, the Servicer or the Control Party in connection with the Indenture, the Offered Notes or the other Transaction Documents; (l) the performance by the Dine Parties of their other obligations under this Agreement and under the other Transaction Documents which are not otherwise specifically provided for in this Section 6; (m) all travel expenses (including expenses related to chartered aircraft) of the Initial Purchaser and Dine Parties’ officers and employees and any other expenses of the Initial Purchaser, the Dine Parties in connection with attending or hosting meetings with prospective purchasers of the Offered Notes, and expenses associated with any “road show” presentation to potential investors (including any electronic “road show” presentations); (n) compliance with Rule 17g-5 under the 1934 Act; and (o) all sales, use and other taxes (other than income taxes) related to the transactions contemplated by this Agreement, the Indenture, the Offered Notes or the other Transaction Documents; provided that the aggregate amount of reasonable legal fees and expenses of the Initial Purchaser’s legal counsel reimbursable by the Co-Issuers under this Section 6 will be subject to the terms of the engagement letter between Dine Brands Global, Inc. and Guggenheim Securities, LLC dated August 11, 2022.

7. Conditions to the Initial Purchaser’s Obligations. The respective obligations of the Initial Purchaser hereunder are subject to the accuracy, when made and on and as of the Series 2023-1 Closing Date, of the representations and warranties of the Dine Parties contained herein, to the performance by the Dine Parties and each of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Final Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchaser as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchaser may agree.

(b) The Initial Purchaser shall not have discovered and disclosed to the Dine Parties on or prior to the Series 2023-1 Closing Date that the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, or any amendment or supplement to any of the foregoing, contains an untrue statement of a fact which, in the opinion of the Initial Purchaser, is material or omits to state a fact which, in the opinion of the Initial Purchaser, is material and is necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Offered Notes, the Indenture, the other Transaction Documents, the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all material respects to counsel for the Initial Purchaser, and the Dine Parties shall have furnished to such counsel all documents and information that they may request to enable them to pass upon such matters.

(d) King & Spalding LLP shall have furnished to the Initial Purchaser its written opinion and negative assurance letter with respect to the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, as counsel to the Dine Parties addressed to the Initial Purchaser and dated the Series 2023-1 Closing Date, in form and substance satisfactory to the Initial Purchaser and its counsel.

(e) Plave Koch, PLC shall have furnished to the Initial Purchaser its written opinion, as franchise counsel to the Dine Parties, addressed to the Initial Purchaser and dated the Series 2023-1 Closing Date, in form and substance satisfactory to the Initial Purchaser and its counsel.

(f) Dentons US LLP shall have furnished to the Initial Purchaser its written opinion, as counsel to the Trustee, addressed to the Initial Purchaser and dated as of the Series 2023-1 Closing Date, in form and substance satisfactory to the Initial Purchaser and its counsel.

(g) The Initial Purchaser shall have received an opinion and negative assurance letter of Eversheds Sutherland, counsel to the Servicer and the Control Party, dated the Series 2023-1 Closing Date and addressed to the Initial Purchaser, in form and substance satisfactory to the Initial Purchaser and its counsel.

(h) The Initial Purchaser shall have received an opinion of in-house counsel to the Back-Up Manager, dated as of the Series 2023-1 Closing Date and addressed to the Initial Purchaser, in form and substance satisfactory to the Initial Purchaser and its counsel.

(i) The Initial Purchaser shall have received one or more opinions from Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel to the Dine Parties, dated as of the Series 2023-1 Closing Date and addressed to the Initial Purchaser, in form and substance satisfactory to the Initial Purchaser and its counsel.

(j) The Initial Purchaser shall have received from White & Case LLP, counsel for the Initial Purchaser, such opinions and negative assurance letter, dated as of the Series 2023-1 Closing Date, with respect to the issuance and sale of the Offered Notes, the Pricing Disclosure Package, the Final Offering Memorandum and other related matters as the Initial Purchaser may reasonably require, and Dine Parties shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(k) In addition to the other opinions and letters provided for in this Section 7, the Initial Purchaser shall have been provided with any other opinions that have been addressed to each Rating Agency in connection with the transactions contemplated herein, and such opinions will be addressed to the Initial Purchaser.

(l) At the time of execution of this Agreement, the Initial Purchaser shall have received from Ernst & Young LLP, a “comfort letter”, in form and substance reasonably satisfactory to the Initial Purchaser, addressed to the Initial Purchaser and dated the date hereof (i) confirming that they are independent public accountants with respect to the Manager and its subsidiaries within the meaning of the 1933 Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(m) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Initial Purchaser concurrently with the execution of this Agreement (the “initial letter”), Ernst & Young LLP shall have furnished to the Initial Purchaser a “bring-down letter” of such accountants, addressed to the Initial Purchaser and dated the Series 2023-1 Closing Date (i) confirming that they are independent public accountants with respect to the Manager and its subsidiaries within the meaning of the 1933 Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Series 2023-1 Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Final Offering Memorandum, as of a date not more than three days prior to the date of the Series 2023-1 Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(n) At the time of execution of this Agreement, the Initial Purchaser shall have received from FTI Consulting, Inc. a letter (the “Initial AUP Letter”), in form and substance satisfactory to the Initial Purchaser, addressed to the Initial Purchaser and dated the date hereof, concerning certain agreed-upon procedures performed in respect of the information presented in the Pricing Disclosure Package and the Final Offering Memorandum (including the Investor Model Runs (as defined in Schedule III hereto)).

(o) With respect to the Initial AUP Letter referred to in the preceding paragraph and delivered to the Initial Purchaser concurrently with the execution of this Agreement, FTI Consulting, Inc. shall have furnished to the Initial Purchaser a “bring-down letter”, addressed to the Initial Purchaser and dated the Series 2023-1 Closing Date stating, as of the Series 2023-1 Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, as of a date not more than three (3) days prior to the Series 2023-1 Closing Date), (i) the conclusions and findings of such firm with respect to the matters covered by the Initial AUP Letter, and (ii) confirming in all material respects the conclusions and findings set forth in the Initial AUP Letter.

(p) (i) None of the Dine Parties shall have sustained, since the Audit Date, any material loss or interference with its business or properties from fire, explosion, flood, earthquake, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, other than as set forth in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto); and (ii) subsequent to the dates as of which information is given in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto), there shall not have been any change in the capital stock or limited liability company interests, as applicable, or long-term debt of any of the Dine Parties or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity or limited liability company interests, as applicable, properties, management, business or prospects of any of the Dine Parties or any of their respective subsidiaries, individually or taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Notes on the terms and in the manner contemplated in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum.

(q) Each of Dine Parties shall have furnished or caused to be furnished to the Initial Purchaser dated as of the Series 2023-1 Closing Date a certificate of the Chief Financial Officer or other financial officer of the Dine Brands Parties, as applicable, or other officers reasonably satisfactory to the Initial Purchaser, as to such matters as the Initial Purchaser may reasonably request, including, without limitation, certifications substantially in the form set forth on Schedule IV hereto (subject to such modifications as reasonably agreed to by the Initial Purchaser).

(r) Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement there shall not have occurred any of the following: (i) a downgrading of the rating accorded the Co-Issuers’ debt securities by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act or (ii) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Co-Issuers.

(s) The Offered Notes shall be eligible for clearance and settlement in the United States through DTC and in Europe through Euroclear Bank, S.A./N.V., or Clearstream Banking, société anonyme.

(t) The Series 2023-1 Supplement and the Amendments (as defined in Section 9 of this Agreement) shall each have been duly executed and delivered by the Co-Issuers and the Trustee, and the Notes shall have been duly executed and delivered by the Co-Issuers and duly authenticated by the Trustee.

(u) The Initial Purchaser shall have received a letter from each Rating Agency stating that the Offered Notes have received a rating of not less than “BBB” from KBRA and “BBB” from S&P.

(v) Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement there shall not have occurred any of the following: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchaser will in the immediate future materially disrupt, the market for the securities of any Dine Party or securities in general; or (ii) trading on the NYSE, or NASDAQ shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE, or NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Offered Notes, on the terms and in the manner contemplated by the Final Offering Memorandum or that, in the judgment of the Initial Purchaser, could materially and adversely affect the financial markets or the markets for the Offered Notes and other debt securities.

(w) There shall exist at and as of the Series 2023-1 Closing Date no condition that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Indenture or a material breach under any of the other Transaction Documents as in effect at the Series 2023-1 Closing Date (or an event that with notice or lapse of time, or both, would constitute such a default or material breach). On the Series 2023-1 Closing Date, each of the Transaction Documents shall be in full force and effect, shall conform in all material respects to the description thereof contained in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum and shall not have been modified.

(x) Each Parent Company, each Guarantor and each Co-Issuer shall have furnished to the Initial Purchaser a certificate, in form and substance reasonably satisfactory to the Initial Purchaser, dated as of the Series 2023-1 Closing Date, of the Chief Financial Officer (or, if such entity has no Chief Financial Officer, of another Authorized Officer) of such entity that such entity will be Solvent immediately after the consummation of the transactions contemplated by this Agreement and providing certain certifications with respect to the financial statements of the Manager after December 31, 2022.

(y) None of (i) the issuance and sale of the Offered Notes pursuant to this Agreement, (ii) the transactions contemplated by the Transaction Documents or (iii) the use of the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum shall be subject to an injunction (temporary or permanent) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or (to the knowledge of Dine Parties) overtly threatened against the Dine Parties or the Initial Purchaser that would reasonably be expected to adversely impact the issuance of the Offered Notes or the Initial Purchaser’ activities in connection therewith or any other transactions contemplated by the Transaction Documents or the Pricing Disclosure Package.

(z) The Initial Purchaser shall have received evidence reasonably satisfactory to the Initial Purchaser and its counsel, that all UCC-1 financing statements and assignments and other instruments required to be filed on or prior to the Series 2014-1 Closing Date or the Series 2023-1 Closing Date pursuant to the Transaction Documents have been or are being filed.

(aa) The Initial Purchaser shall have received evidence reasonably satisfactory to the Initial Purchaser and its counsel that all conditions precedent to the issuance of the Offered Notes that are contained in the Indenture have been satisfied, including confirmation that the Rating Agency Condition with respect to the Offered Notes has been satisfied.

(bb) The representations and warranties of each of Dine Parties (to the extent a party thereto) contained in the Transaction Documents to which each of the Dine Parties is a party will be true and correct as of the Series 2023-1 Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct of such earlier date).

(cc) On or prior to the Series 2023-1 Closing Date, the Co-Issuers shall have furnished to the Initial Purchaser and the Trustee an executed notice of prepayment of the Series 2019-1 Class A-2-1 Notes.

(dd) On or prior to the Series 2023-1 Closing Date, the Parent Companies, the Manager, the Guarantors and the Co-Issuers shall have furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

8. Indemnification and Contribution.

(a) Each of the Dine Parties shall, jointly and severally, indemnify and hold harmless the Initial Purchaser, its affiliates, directors, officers, employees and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each, an “Initial Purchaser Indemnified Party”), against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable and documented expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum or in any amendment or supplement thereto (B) in any Blue Sky application or other document prepared or executed by any of the Dine Parties (or based upon any information furnished by any of the Dine Parties) specifically for the purpose of qualifying any or all of the Offered Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (C) in any materials or information used in connection with the marketing of the offering of the Offered Notes, including any road show or investor presentations made to investors by any of the Dine Parties (whether in person or electronically) and the documents and information listed on Schedule III hereto (all of the foregoing materials described in this clause (C), the “Marketing Materials”), (ii) the omission or alleged omission to state in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any act or failure to act or any alleged act or failure to act by the Initial Purchaser in connection with, or relating in any manner to, the Offered Notes or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action or expense arising out of or based upon matters covered by clause (i) or (ii) above, or (iv) the violation of any securities laws (including without limitation the anti-fraud provision thereof) of any foreign jurisdiction in which the Offered Notes are offered; provided, however, that the Dine Parties will not be liable in any such case to the extent but only to the extent that it is determined in a final and unappealable judgment by a court of competent jurisdiction that any such loss, liability, claim, damage or expense arises directly and primarily out of or is based directly and primarily upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to any of the Dine Parties by or on behalf of the Initial Purchaser through the Initial Purchaser expressly for use in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum, amendment or supplement thereto, Blue Sky Application or Marketing Materials (as the case may be). The parties agree that such information provided by or on behalf of the Initial Purchaser through the Initial Purchaser consists solely of the Initial Purchaser Information.

Each of the Dine Parties hereby agrees, jointly and severally, to indemnify and hold harmless the Initial Purchaser Indemnified Party, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable and documented expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any website maintained in compliance with Rule 17g-5 under the 1934 Act by or on behalf of any Dine Party in connection with the marketing of the offering of the Offered Notes.

Except as otherwise provided in Section 8(c), each of the Dine Parties agrees that it shall, jointly and severally, reimburse each Indemnified Party promptly upon demand for any documented legal or other expenses reasonably incurred by that Initial Purchaser Indemnified Party in connection with investigating or defending or preparing to defend against any losses, liabilities, claims, damages or expenses for which indemnity is being provided pursuant to this Section 8(a) as such expenses are incurred.

The foregoing indemnity agreement will be in addition to any liability which the Dine Parties may otherwise have, including but not limited to other liability under this Agreement.

(b) The Initial Purchaser shall indemnify and hold harmless each Dine Party, each of the officers, directors and employees of each Dine Party, and each other person, if any, who controls such Dine Party within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each a “Dine Indemnified Party”), against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable and documented expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky Application or (C) in any Marketing Materials, or (ii) the omission or alleged omission to state in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, or in any amendment or supplement thereto, in any Blue Sky Application or in any Marketing Materials any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to any of the Dine Parties by or on behalf of the Initial Purchaser through the Initial Purchaser expressly for use in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum, amendment or supplement thereto, Blue Sky Application or Marketing Materials (as the case may be, which information is limited to the Initial Purchaser Information, provided, however, that in no case shall the Initial Purchaser be liable or responsible for any amount in excess of the discount applicable to the Offered Notes to be purchased by the Initial Purchaser under this Agreement).

The foregoing indemnity agreement will be in addition to any liability which the Initial Purchaser may otherwise have, including but not limited to other liability under this Agreement.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 to the extent that it is not materially prejudiced due to the forfeiture of substantive rights or defenses as a result thereof or otherwise has notice of any such action, and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) such indemnified party or parties shall have reasonably concluded, based on advice of counsel, that there may be legal defenses available to it or them which are different from or additional to those available to the indemnifying parties, or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, in any of which events (i) through (iv) such fees and expenses shall be borne by the indemnifying parties (and the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties); provided, however, that in no event will the indemnifying parties be liable for the fees and expenses of more than one counsel for the indemnified parties for any one action or related group of actions (together with any local counsel in any applicable jurisdiction). No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 (whether or not the indemnified party is an actual or potential party thereto), unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party. No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent.

(d) In order to provide for contribution in circumstances in which the indemnification provided for in Section 8(a) through (c) is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Dine Parties and the Initial Purchaser shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any reasonable and documented investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted), but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Dine Parties, any contribution received by the Dine Parties from persons, other than the Initial Purchaser, who may also be liable for contribution, including their directors, officers, employees and persons who control the Dine Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as incurred to which the Dine Parties and the Initial Purchaser may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Dine Parties and the Initial Purchaser from the offering and sale of the Offered Notes under this Agreement or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Dine Parties and the Initial Purchaser in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Dine Parties and the Initial Purchaser shall be deemed to be in the same proportion as the total proceeds from the offering and sale of the Offered Notes under this Agreement (net of discounts and commissions but before deducting expenses) received by the Dine Parties or their affiliates under this Agreement, on the one hand, and the discounts or commissions received by the Initial Purchaser under this Agreement, on the other hand, bear to the aggregate offering price to investors of the Offered Notes purchased under this Agreement, as set forth on the cover of the Final Offering Memorandum. The relative fault of each of the Dine Parties (on the one hand) and of the Initial Purchaser (on the other hand) shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Dine Parties or their affiliates or the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Dine Parties and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8(d) shall be deemed to include any documented legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8(d), (i) the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Offered Notes resold by it to Eligible Purchasers under this Agreement exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), (A) the Initial Purchaser Indemnified Parties other than the Initial Purchaser shall have the same rights to contribution as the Initial Purchaser, and (B) each director, officer or employee of the Dine Parties and each person, if any, who controls the Dine Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Dine Parties, subject in each case of (A) and (B) to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8(d) or otherwise. The obligations of the Dine Parties to contribute pursuant to this Section 8(d) shall be joint and several.

(e) The Initial Purchaser confirms and the Dine Parties acknowledge and agree that (i) the statements with respect to the offering of the Offered Notes by the Initial Purchaser set forth in the fourth to last paragraph (relating to overallotment, stabilization and similar activities) of the section entitled “Plan of Distribution” in the Pricing Disclosure Package and the Final

Offering Memorandum and (ii) the names of the Initial Purchaser set forth on the front and back cover page of the Pre-Preliminary Offering Memorandum, the Preliminary Offering Memorandum and the Final Offering Memorandum constitute the only information concerning the Initial Purchaser furnished in writing to the Dine Parties by or on behalf of the Initial Purchaser specifically for inclusion in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum or in any amendment or supplement thereto or in any Blue Sky Application (the “Initial Purchaser Information”).

9. Consent. The Initial Purchaser hereby agrees to (i) the Second Amended and Restated Base Indenture, to be dated as of the Series 2023-1 Closing Date, to be entered into by and among the Co-Issuers and Citibank, N.A., as the Trustee thereunder, (ii) the Second Amended and Restated Management Agreement, to be dated as of the Series 2023-1 Closing Date, by and among Manager, Applebee’s Services, Inc. as sub-manager, International House of Pancakes, LLC, as sub-manager, the Co-Issuers, the other Securitization Entities party thereto and the Trustee and (iii) a Second Amended and Restated Back-Up Management Agreement, to be dated as of the Series 2023-1 Closing Date, by and among the Back-Up Manager, the Manager, the Co-Issuers, the other Securitization Entities party thereto and the Trustee (the supplement and amendments identified in clauses (i), (ii) and (iii) of this sentence being referred to herein collectively as the “Amendments” and each, as an “Amendment”), and in its capacity as Noteholders hereby (x) direct the Control Party, where such direction from the Noteholders is required, to consent to the Amendments and (y) waive notice of any Consent Request or Consent Recommendation that would otherwise be required pursuant to Section 11.4(c) of the Base Indenture in connection with the Amendments.

10. [Reserved]

11. Termination. The Initial Purchaser shall have the right to terminate this Agreement at any time prior to the Series 2023-1 Closing Date, if, at or after the Applicable Time: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchaser will in the immediate future materially disrupt, the market for the Co-Issuers’ securities or securities in general; or (ii) trading on the NYSE or NASDAQ shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Offered Notes, on the terms and in the manner contemplated by the Final Offering Memorandum; or (v) any of the events described in Sections 7(t) or 7(x) shall have occurred or the Initial Purchaser shall decline to purchase the Offered Notes for any reason permitted under this Agreement. Any notice of termination pursuant to this Section 11 shall be in writing.

12. Non-Assignability. None of the Dine Parties may assign its rights and obligations under this Agreement. The Initial Purchaser may not assign their respective rights and obligations under this Agreement, except that the Initial Purchaser shall have the right to substitute any one of its affiliates as the purchaser of the Offered Notes that it has agreed to purchase hereunder (“Substituting Initial Purchaser”), by a written notice to the Co-Issuers, which notice shall be signed by both the Substituting Initial Purchaser and such affiliate, shall contain such affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such affiliate of the accuracy with respect to it of the representations set forth in Section 3. Upon receipt of such notice, wherever the word “Initial Purchaser” is used in this Agreement (other than in this Section 12), such word shall be deemed to refer to such affiliate in lieu of the Substituting Initial Purchaser.

13. Reimbursement of Initial Purchaser’ Expenses. If (a) the Co-Issuers for any reason fail to tender the Offered Notes for delivery to the Initial Purchaser, or (b) the Initial Purchaser decline to purchase the Offered Notes for any reason permitted under this Agreement, the Co-Issuers, the Parent Companies, the Manager and the Guarantors shall jointly and severally reimburse the Initial Purchaser for all reasonable and reasonably documented out-of-pocket expenses (including fees and disbursements of counsel for the Initial Purchaser) incurred by the Initial Purchaser in connection with this Agreement and the proposed purchase of the Offered Notes, and upon demand Dine Parties shall pay the full amount thereof to the Initial Purchaser. If this Agreement is terminated pursuant to Section 10 by reason of the default of the Initial Purchaser, the Dine Parties shall not be obligated to reimburse the defaulting Initial Purchaser on account of those expenses.

14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Initial Purchaser, shall be delivered or sent by hand delivery, mail, overnight courier or email to Guggenheim Securities, LLC, 330 Madison Avenue, New York, New York 10017, Attention: Structured Products Capital Markets, (e-mail: Cory.Wishengrad@guggenheimpartners.com; Marina.Pristupova@guggenheimpartners.com), with a copy to the General Counsel (e-mail: alex.sheers@guggenheim.com) and with a copy to White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020, Attention: David Thatch (e-mail: dthatch@whitecase.com);

(b) if to any of the Dine Parties, shall be delivered or sent by mail, overnight courier or facsimile transmission to Dine Brands Global, Inc., 450 North Brand Blvd., 7th Floor Glendale, CA 91203.4415 Attention: General Counsel (email: christine.son@dinebrands.com), with a copy to King & Spalding, LLP, 1185 Avenue of the Americas, New York, New York 10036, Attention: Michael Urschel (email: murschel@kslaw.com);

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Dine Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of Dine Parties contained in this Agreement shall also be deemed to be for the benefit of the Initial Purchaser Indemnified Party and, in the case of Section 8(b) only, the Dine Indemnified Party. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of any of the Dine Parties and the Initial Purchaser contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Offered Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Terms “Business Day”, “Affiliate”, and “Subsidiary”. For purposes of this Agreement, (a) “Business Day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the 1933 Act.

18. Governing Law. This Agreement and any dispute, claim, controversy, disagreement, action, proceeding or dispute arising under or related to this Agreement, including the scope or validity of this provision, shall be governed by and construed in accordance with the laws of the State of New York.

19. Submission to Jurisdiction and Venue. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any party hereto at its address set forth in Section 14 or at such other address of which such party shall have been notified pursuant thereto; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 19 any special, exemplary, punitive or consequential damages.

Each of Dine Parties and the Initial Purchaser agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.

20. Waiver of Jury Trial. The Co-Issuers, the Parent Companies, the Manager, the Guarantors and the Initial Purchaser hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. No Fiduciary Duty. The Dine Parties acknowledge and agree that (a) the purchase and sale of the Offered Notes pursuant to this Agreement, including the determination of the offering price of the Offered Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Dine Parties, on the one hand, and the Initial Purchaser, on the other hand, (b) in connection with the offering, sale and the delivery of the Offered Notes and the process leading thereto, the Initial Purchaser is and has, and their respective representatives are and have, been acting solely as a principal and is not the agent or fiduciary of any Dine Party, any of its respective subsidiaries or its respective stockholders, creditors, employees or any other party, (c) the Initial Purchaser or any of their respective representatives has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Dine Party with respect to the offering, sale and delivery of the Offered Notes or the process leading thereto (irrespective of whether the Initial Purchaser or any of its representatives have advised or are currently advising the Dine Parties or any of their respective subsidiaries on other matters) and no Initial Purchaser or its respective representative has any obligation to the Dine Parties with respect to the offering of the Offered Notes except the obligations expressly set forth in this Agreement, (d) the Initial Purchaser and their respective affiliates and representatives may be engaged in a broad range of transactions that involve interests that differ from those of the Dine Parties, (e) any duties and obligations that the Initial Purchaser may have to the Dine Parties shall be limited to those duties and obligations specifically stated herein, and (f) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Offered Notes and the Dine Parties have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Dine Parties hereby waive any claims that they each may have against the Initial Purchaser with respect to any breach of fiduciary duty in connection with the Offered Notes.

22. Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile or other means of electronic communication (including PDF file, JPEG file, Adobe Sign or DocuSign), each of which so executed shall be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement and shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable person and will be binding on all parties hereto to the same extent as if it were manually executed.

23. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

24. Severability. In case any provision of this Agreement shall be deemed invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

25. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that the Initial Purchaser is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Initial Purchaser is a Covered Entity or a BHC Act Affiliate of the Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 25, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

26. No Integration. This Agreement shall be separate and apart from, and shall not supersede, the engagement letter dated August 11, 2022 between Dine Brands Global, Inc. and Guggenheim Securities, LLC, and the terms of the engagement letter shall remain in full force and effect, except to the extent provided therein.

If the foregoing correctly sets forth the agreement among the Co-Issuers, the Parent Companies, the Manager, the Guarantors, and the Initial Purchaser, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

DINE BRANDS GLOBAL, INC.

By:	/s/ Vance Y. Chang
Name: Vance Y. Chang
Title: Chief Financial Officer

APPLEBEE’S INTERNATIONAL, INC.,

By:	/s/ Vance Y. Chang
Name: Vance Y. Chang
Title: Chief Financial Officer

INTERNATIONAL HOUSE OF PANCAKES, LLC

By:	/s/ Vance Y. Chang
Name: Vance Y. Chang
Title: Chief Financial Officer

APPLEBEE’S SPV GUARANTOR LLC

By:	/s/ Vance Y. Chang
Name: Vance Y. Chang
Title: Chief Financial Officer

[Signature Page to Series 2023-1 Class A-2 Purchase Agreement]

IHOP SPV GUARANTOR LLC

By:	/s/ Vance Y. Chang
Name: Vance Y. Chang
Title: Chief Financial Officer

APPLEBEE’S FUNDING LLC

By:	/s/ Vance Y. Chang
Name: Vance Y. Chang
Title: Chief Financial Officer

IHOP FUNDING LLC

By:	/s/ Vance Y. Chang
Name: Vance Y. Chang
Title: Chief Financial Officer

APPLEBEE’S RESTAURANTS LLC

By:	/s/ Vance Y. Chang
Name: Vance Y. Chang
Title: Chief Financial Officer

APPLEBEE’S FRANCHISOR LLC

By:	/s/ Vance Y. Chang
Name: Vance Y. Chang
Title: Chief Financial Officer

[Signature Page to Series 2023-1 Class A-2 Purchase Agreement]

IHOP RESTAURANTS LLC

By:	/s/ Vance Y. Chang
Name: Vance Y. Chang
Title: Chief Financial Officer

IHOP FRANCHISOR LLC

By:	/s/ Vance Y. Chang
Name: Vance Y. Chang
Title: Chief Financial Officer

IHOP PROPERTY LLC

By:	/s/ Vance Y. Chang
Name: Vance Y. Chang
Title: Chief Financial Officer

IHOP LEASING LLC

By:	/s/ Vance Y. Chang
Name: Vance Y. Chang
Title: Chief Financial Officer

[Signature Page to Series 2023-1 Class A-2 Purchase Agreement]

Accepted:

GUGGENHEIM SECURITIES, LLC, as Initial Purchaser

By	/s/ Cory Wishengrad
Name: Cory Wishengrad
Title: Senior Managing Director

[Signature Page to Series 2023-1 Class A-2 Purchase Agreement]

SCHEDULE I

Initial Purchaser	Principal Amount of Series 2023-1 Class A-2 Notes to be Purchased
Guggenheim Securities, LLC	$500,000,000

Total	$500,000,000

SCHEDULE II

PRICING TERM SHEET

APPLEBEE’S FUNDING LLC

IHOP FUNDING LLC

Co-Issuers

Pricing Supplement dated March 29, 2023

to the Preliminary Offering Memorandum dated March 27, 2023

$500,000,000 SERIES 2023-1 7.824% FIXED RATE SENIOR SECURED NOTES, CLASS A-2

Gross Proceeds to the Co-Issuers:

Class A-2	$500,000,000

Price to Investors:

Class A-2	100.0%

Interest/Coupon Rate:

Class A-2	7.824% per annum

Ratings (S&P):	“BBB”

Ratings (Kroll):	“BBB”

Trade Date:	March 29, 2023

Closing Date:	April 17, 2023 (T+13)

Initial Purchaser: Co-Managers:	Guggenheim Securities, LLC East West Markets LLC and Rabo Securities USA, Inc.

Series 2023-1 Class A-2 Quarterly Post-ARD Additional Interest:

Additional interest (“Series 2023-1 Class A-2 Quarterly Post-ARD Additional Interest”) will accrue from and after the related Series 2023-1 Anticipated Repayment Date on the Outstanding Principal Amount of the Series 2023-1 Class A-2 Notes at a per annum rate (the “Series 2023-1 Class A-2 Quarterly Post-ARD Additional Interest Rate”) equal to the greater of (as determined by the Manager): (i) 5.0% and (ii) the amount, if any, by which the sum of the following exceeds the Series 2023-1 Class A-2 Note Rate: (A) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on the Series 2023-1 Anticipated

Schedule II-1

Repayment Date of the United States Treasury Security having a term closest to 10 years plus (B) 5.0%, plus (C) 4.24%. In addition to the Series 2023-1 Class A-2 Quarterly Post-ARD Additional Interest, regular interest will continue to accrue on the Outstanding Principal Amount of the Series 2023-1 Class A-2 Notes at the Series 2023-1 Class A-2 Note Rate from and after the Series 2023-1 Anticipated Repayment Date.

Weekly Allocation Date:

Weekly Allocation Date means the sixth (6th) Business Day following the date on which each Weekly Collection Period ends, or upon not less than two (2) Business Days’ notice from the Manager to the Trustee, such earlier Business Day occurring no earlier than the third (3rd) Business Day following the last day of each Weekly Collection Period that has been designated by the Manager and consented to by the Trustee (such consent not to be unreasonably withheld), each commencing on or before May 1, 2023.

Initial Senior Notes Interest Reserve Deposit:

The Initial Senior Notes Interest Reserve Deposit for the Series 2023-1 Notes is expected to be deposited into the Senior Notes Interest Reserve Account on the Series 2023-1 Closing Date is expected to be in an amount sufficient to cause the Senior Interest Reserve Amount to be at least equal to $18.9 million.

Use of Proceeds:

The Co-Issuers estimate that the net proceeds from the sale of the Offered Notes on the Series 2023-1 Closing Date, after deducting transaction expenses, will be approximately $495 million. The Co-Issuers will apply the proceeds of this offering and sale of the Offered Notes (i) to repay any outstanding amounts under the Series 2019-1 Class A-2-I Notes in full, (ii) to pay fees and expenses incurred in connection with the issuance of the Series 2023-1 Notes and (iii) to the extent any net proceeds remain after paying the amounts set forth above, for general corporate purposes.

Schedule II-2

Weighted Average Life:

Assuming the Offered Notes are paid in full on the Series 2023-1 Anticipated Repayment Date, Series 2023-1 Class A-2 Scheduled Principal Payments are made on time, the Series 2023-1 A-2 Non-Amortization Test is never satisfied and no prepayment is made on the Offered Notes, the Weighted Average Life for the Series 2023-1 Class A-2 Notes will be 5.95 years.

Additional Changes:

I. The following revisions in red ink and blue ink are hereby made to page 1 of the Preliminary Offering Memorandum and the Preliminary Offering Memorandum is hereby amended as follows:

~~(1) The aggregate initial principal amount of the Offered Notes may be increased to up to $500,000,000. If the aggregate initial principal amount of the Offered Notes is increased from $400,000,000, certain calculations and assumptions in this Offering Memorandum will be revised accordingly.~~

~~(2)~~(1) The Note Rate on the Offered Notes will be fixed. Under certain circumstances, Series 2023-1 Class A-2 Quarterly Post-ARD Additional Interest will accrue on the Offered Notes and will be paid pursuant to the Priority of Payments subject to the availability of funds. See “Description of the Offered Notes” herein. Non-payment of Series 2023-1 Quarterly Post-ARD Additional Interest will not be an Event of Default.

~~(3)~~(2) It is a condition to the issuance of the Offered Notes that they be assigned a rating by the Rating Agencies not lower than that set forth above (or the structured finance equivalent). The ratings assigned by the Rating Agencies may be appended by an “(sf)” or similar indicator, at the discretion of the applicable Rating Agency. No rating assigned to the Offered Notes represents any assessment of the likelihood of the payment of interest on overdue interest, any amounts representing Series 2023-1 Class A-2 Quarterly Post-ARD Additional Interest that may accrue on the Offered Notes or any Series 2023-1 Class A-2 Make-Whole Prepayment Consideration that may be payable to the holders of the Offered Notes. The rating assigned to the Series 2023-1 Class A-2 Notes will cover the timely payment of interest when due (other than Series 2023-1 Class A-2 Quarterly Post-ARD Additional Interest) and the ultimate payment of principal of the Offered Notes on the Series 2023-1 Legal Final Maturity Date.

Schedule II-3

II. The following revisions in red ink and blue ink are hereby made to page 2 of the Preliminary Offering Memorandum and the Preliminary Offering Memorandum is hereby amended as follows:

The Co-Issuers will issue following $~~400,000,000~~500,000,000 Series 2023-1 7.824% Fixed Rate Senior Notes, Class A-2 Notes (the “Series 2023-1 Class A-2 Notes” or the “Offered Notes”) pursuant to the..

III. The following revisions in red ink and blue ink are hereby made to page 14 of the Preliminary Offering Memorandum and the Preliminary Offering Memorandum is hereby amended as follows:

The historical results presented in this Offering Memorandum do not give effect to the issuance of the Offered Notes or the application of the use of proceeds therefrom. Accordingly, such information does not purport to project the Securitization Entities’ results of operations for any future period. Certain calculations and assumptions in this Offering Memorandum may be based on the assumption that the Offered Notes will be issued in an aggregate principal amount of $~~400,000,000~~500,000,000. ~~The aggregate initial principal amount of the Offered Notes may be increased to up to $500,000,000.~~

IV. The following revisions in red ink and blue ink are hereby made to page 38 of the Preliminary Offering Memorandum under the heading “Summary of the Offering-Offered Notes-General Description - Series 2023-1 Class A-2 Notes” and the Preliminary Offering Memorandum is hereby amended as follows:

On the Series 2023-1 Closing Date, the Co-Issuers will issue a class and series of fixed rate senior secured term notes (the “Offered Notes” or the “Series 2023-1 Class A-2 Notes” or the “Series 2023-1 Notes”) in an initial aggregate principal amount of $~~400,000,000~~500,000,000 pursuant to the..

V. The following revisions in red ink and blue ink are hereby made to page 38 of the Preliminary Offering Memorandum under the heading “Summary of the Offering—Offered Notes—General Description: Potential Additional Issuance” and the Preliminary Offering Memorandum is hereby amended as follows:

~~Potential Additional Issuance .................. The Co-Issuers have received a preliminary indication from the Rating Agencies that the Co-Issuers will satisfy the Rating Agency Condition with respect to the Series 2023-1 Class A-2 Notes if the Co-Issuers issue up to $500,000,000 of Series 2023-1 Class A-2 Notes.~~

Schedule II-4

VI. The following revisions in red ink and blue ink are hereby made to page 45 of the Preliminary Offering Memorandum under the heading “Summary of the Offering—Offered Notes—Principal Payments: Principal Prepayments with Insurance/Condemnation Proceeds” and the Preliminary Offering Memorandum is hereby amended as follows:

(B) $10,000,000 in any fiscal year and so long as no Rapid Amortization Event has occurred and is continuing~~; provided, that the requirement for such notice shall be subject to materiality thresholds~~) and so long as no Rapid Amortization Event has occurred and is continuing, the Securitization Entities may reinvest..

VII. The following revisions in red ink and blue ink are hereby made to page 71 of the Preliminary Offering Memorandum under the heading “Summary of the Offering—Flow of Funds—Reserve Accounts: Senior Notes Interest Reserve Account” and the Preliminary Offering Memorandum is hereby amended as follows:

The Initial Senior Notes Interest Reserve Deposit for the Series 2023-1 Notes ~~is~~ expected to be deposited into the Senior Notes Interest Reserve Account on the Series 2023-1 Closing Date is expected to be in an amount sufficient to cause the Senior Interest Reserve Amount to be at least equal to $18.9 million. The Senior Notes Interest Reserve Amount may be funded in whole or in part with the proceeds of a drawing under any Class A-1 Notes.

VIII. The following revisions in red ink and blue ink are hereby made to page 130 of the Preliminary Offering Memorandum under the heading “Capitalization of the Manager” and the Preliminary Offering Memorandum is hereby amended as follows:

Schedule II-5

($ in millions)	As of December 31, 2022
	Actual	As-Adjusted for the Refinancing Transaction

	(Unaudited)
Cash and Cash Equivalents(1)	$270	$	~~112~~111

Debt, Finance Lease and Financing Obligations:
Series 2019-l Class A-1 Notes(2)	—		—

Series 2022-1 Class A-1 Notes(2)	100		200
Series 2019-1 Class A-2-I Notes(3)	653		—
Series 2019-1 Class A-2-II Notes	594		594
Offered Notes(4)	—		~~400~~500
Finance Lease Obligation(5) and Financing Obligations(6)	66		66
Total Debt, Finance Lease and Financing Obligations:	$1,413		$1,260

IX. The following revisions in red ink and blue ink are hereby made to page 257 of the Preliminary Offering Memorandum under the heading “Description of the Indenture and the Guarantee and Collateral Agreement—Principal Prepayments with Insurance/Condemnation Proceeds” and the Preliminary Offering Memorandum is hereby amended as follows:

(B) $10,000,000 in any fiscal year and so long as no Rapid Amortization Event has occurred and is continuing~~; provided, that the requirement for such notice shall be subject to materiality thresholds~~) and so long as no Rapid Amortization Event has occurred and is continuing, the Securitization Entities may reinvest.

X. The following revisions in red ink and blue ink are hereby made to page 359 of the Preliminary Offering Memorandum under the heading “Certain Definitions” and the Preliminary Offering Memorandum is hereby amended as follows:

Schedule II-6

The Initial Senior Notes Interest Reserve Deposit for the Series 2023-1 Notes ~~is~~ expected to be deposited into the Senior Notes Interest Reserve Account on the Series 2023-1 Closing Date is expected to be in an amount sufficient to cause the Senior Interest Reserve Amount to be at least equal to $18.9 million. The Senior Notes Interest Reserve Amount may be funded in whole or in part with the proceeds of a drawing under any Class A-1 Notes.

Rule 144A CUSIP/ISIN Numbers:

Class A-2	03789X AF5 / US03789XAF50

Reg S CUSIP/ISIN Numbers:

Class A-2	U00553 AF1 / USU00553AF15

Distribution:	Rule 144A and Reg S Compliant

Schedule II-7

This Pricing Supplement (this “Pricing Supplement”) is qualified in its entirety by reference to the Preliminary Offering Memorandum, dated March 27, 2023, of Applebee’s Funding LLC and IHOP Funding LLC (the “Preliminary Offering Memorandum”). The information in this Pricing Supplement supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used herein and not defined herein have the meanings assigned in the Preliminary Offering Memorandum.

THE NOTES ARE SOLELY THE JOINT AND SEVERAL OBLIGATIONS OF THE CO-ISSUERS (GUARANTEED BY THE GUARANTORS). THE NOTES DO NOT REPRESENT OBLIGATIONS OF THE MANAGER OR ANY OF ITS AFFILIATES (OTHER THAN THE CO-ISSUERS AND THE GUARANTORS), OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS, EMPLOYEES, REPRESENTATIVES OR AGENTS. THE NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY. THE NOTES REPRESENT NON-RECOURSE OBLIGATIONS OF THE CO-ISSUERS (GUARANTEED BY THE GUARANTORS) AND ARE PAYABLE SOLELY FROM THE COLLATERAL, AND PROSPECTIVE INVESTORS SHOULD MAKE AN INVESTMENT DECISION BASED UPON AN ANALYSIS OF THE SUFFICIENCY OF THE COLLATERAL.

THE ISSUANCE AND SALE OF THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS, AND NO SERIES 2023-1 CLASS A-2 NOTEHOLDER WILL HAVE THE RIGHT TO REQUIRE SUCH REGISTRATION. THE NOTES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN RULE 902 UNDER THE 1933 ACT) UNLESS THE NOTES ARE REGISTERED UNDER THE 1933 ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS IS AVAILABLE. THE NOTES ARE BEING SOLD ONLY TO (I) PERSONS WHO ARE NOT COMPETITORS AND WHO ARE “QUALIFIED INSTITUTIONAL BUYERS” UNDER RULE 144A UNDER THE 1933 ACT, (II) PERSONS WHO ARE NOT COMPETITORS AND WHO ARE NOT “U.S. PERSONS” IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S UNDER THE 1933 ACT OR (III) THE CO-ISSUERS OR AN AFFILIATE OF THE CO-ISSUERS. BECAUSE THE NOTES ARE NOT REGISTERED, THEY ARE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE DESCRIBED UNDER “TRANSFER RESTRICTIONS” IN THE PRELIMINARY OFFERING MEMORANDUM.

Schedule II-8

SCHEDULE III

A.	Additional Materials provided to Investors in connection with the Preliminary Offering Memorandum:

1.

Model runs and the inputs and outputs thereto and thereof provided to prospective investors with respect to the Preliminary Offering Memorandum (the final runs, the “Investor Model Runs”), which Investor Model Runs have been subject to the procedures set forth in the Initial AUP Letter, based on the Excel files titled:

•	2023-03-03 Term ABS Dine Brands Zero Growth Case.xlsx

•	2023-03-03 Term ABS Dine Brands A-2 BE Haircut Princ.xlsx

•	2023-03-03 Term ABS Dine Brands A-2 BE Haircut ARD Int.xlsx

•	2023-03-03 Term ABS Dine Brands A-2 BE Annual Princ.xlsx

•	2023-03-03 Term ABS Dine Brands A-2 BE Annual ARD Int.xlsx

•	2023-03-24 Term ABS Dine Brands Zero Growth Case.xlsx

•	2023-03-24 Term ABS Dine Brands A-2 BE Haircut Princ.xlsx

•	2023-03-24 Term ABS Dine Brands A-2 BE Haircut ARD Int.xlsx

•	2023-03-24 Term ABS Dine Brands A-2 BE Annual Princ.xlsx

•	2023-03-24 Term ABS Dine Brands A-2 BE Annual ARD Int.xlsx

•	2023-03-08 Corebridge Dine Brands Zero Growth Case.xlsx

•	2023-03-08 Corebridge Dine Brands CBF 10 - BE Day 1 Princ Low AUV.xlsx

•	2023-03-08 Corebridge Dine Brands CBF 9b - Annual 7 yrs post ARD.xlsx

•	2023-03-08 Corebridge Dine Brands CBF 9a - Annual 7 yrs Princ.xlsx

•	2023-03-08 Corebridge Dine Brands CBF 8 - Annual 30 years.xlsx

•	2023-03-08 Corebridge Dine Brands CBF 7 - 25 in year 2.xlsx

•	2023-03-08 Corebridge Dine Brands CBF 6 - Day 1 RapidAm DSCR.xlsx

•	2023-03-08 Corebridge Dine Brands CBF 5 - Day 1 CT DSCR.xlsx

Schedule III-1

•	2023-03-08 Corebridge Dine Brands CBF 4 - BE Year 7 Post ARD.xlsx

•	2023-03-08 Corebridge Dine Brands CBF 3 - BE Year 7 Princ.xlsx

•	2023-03-08 Corebridge Dine Brands CBF 2 - BE Day 1 Post ARD.xlsx

•	2023-03-08 Corebridge Dine Brands CBF 1 - BE Day 1 Princ.xlsx

B.	Investor Presentation, dated March 2023

C.	Responses to questions from prospective investors

None

SCHEDULE IV

DINE BRANDS GLOBAL, INC.

APPLEBEE’S INTERNATIONAL, INC.

INTERNATIONAL HOUSE OF PANCAKES, LLC

OFFICER CERTIFICATE

I, Vance Y. Chang, in my capacity as Chief Financial Officer of Dine Brands Global, Inc., Chief Financial Officer of Applebee’s International, Inc., Chief Financial Officer of International House of Pancakes, LLC and Chief Financial Officer of each of the other Dine Parties, pursuant to Section 7(q) of that certain Purchase Agreement, dated as of March 29, 2023 (the “Purchase Agreement”), by and among the Dine Parties (as defined therein) and Guggenheim Securities, LLC, as the sole Initial Purchaser named therein (the “Initial Purchaser”), hereby certify the following:

1.

Applebee’s Franchise Holder is the sole owner of the Securitization IP (other than commercially available software and other Excluded IP) related to the Applebee’s Brand free and clear of all Liens, encumbrances, set-offs, defenses and counterclaims of whatsoever kind or nature, other than the Permitted Liens, which such Securitization IP is used in the conduct of its business as contemplated by the Preliminary Offering Memorandum and the Final Offering Memorandum.

2.

IHOP Franchise Holder is the sole owner of the Securitization IP (other than commercially available software and other Excluded IP) related to the IHOP Brand free and clear of all Liens, encumbrances, set-offs, defenses and counterclaims of whatsoever kind or nature, other than the Permitted Liens, which such Securitization IP is used in the conduct of its business as contemplated by the Preliminary Offering Memorandum and the Final Offering Memorandum.

3.	All of the issuances, registrations and applications included in the Securitization IP are valid, enforceable, subsisting, unexpired and have not been abandoned in any applicable jurisdiction.

4.

Except as previously disclosed to the Initial Purchaser, (i) to my knowledge, the use of the Securitization IP and the operation of the Applebee’s System and the IHOP System do not infringe, misappropriate or otherwise violate the Intellectual Property rights of any third party, (ii) to my knowledge, the Securitization IP has not been and is not being infringed, misappropriated or violated by any third party and (iii) there is no action, suit, proceeding or claim pending or to my knowledge, threatened, alleging the same.

5.

Except as set forth on the applicable schedule to the Base Indenture, no action, suit, proceeding or claim is pending or, to my knowledge, threatened, that seeks to limit, cancel, or challenge the validity, enforceability, or scope of any Securitization IP, or the use thereof, or any Dine Parties’ rights therein or thereto.

Schedule IV-1

6.

There is no legal action, order, decree or other administrative proceeding instituted or (to my knowledge) overtly threatened against the Dine Parties that (i) could reasonably be expected to adversely impact the issuance of the Offered Notes or the Initial Purchaser’s activities in connection therewith or any other transactions contemplated by the Transaction Documents or the Pricing Disclosure Package or (ii) otherwise could reasonably be expected to have a Material Adverse Effect.

7.

The representations and warranties of the Dine Parties in Section 2 of the Purchase Agreement are true and correct on and as of the Series 2023-1 Closing Date, and the Dine Parties have complied in all material respects with all its agreements contained in the Purchase Agreement and in any other Transaction Document to which it is a party and satisfied all the conditions on its part to be performed or satisfied under the Purchase Agreement or any other Transaction Document to which it is a party at or prior to the Series 2023-1 Closing Date.

8.

Subsequent to the date as of which information is given in the Pricing Disclosure Package, there has not been any development in the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of any of the Dine Parties, as applicable, except as set forth or contemplated in the Pricing Disclosure Package or the Final Offering Memorandum or as described in such certificate that could reasonably be expected to result in a Material Adverse Effect.

9.

(i) None of the Dine Parties has sustained, since the Audit Date, any material loss or interference with its business or properties from fire, explosion, flood earthquake, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, other than as set forth in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto); and (ii) subsequent to the dates as of which information is given in the Pre-Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto), there has not been any change in the capital stock or limited liability company interests, as applicable, or long-term debt of any of the Dine Parties or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity or limited liability company interests, as applicable, properties, management, business or prospects of any of the Dine Parties or any of their respective subsidiaries, individually or taken as a whole, the effect of which, in any such case described above, is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Notes on the terms and in the manner contemplated in the Pricing Disclosure Package and the Final Offering Memorandum.

Capitalized terms used and not defined herein have the meanings ascribed to them in the Purchase Agreement and the Preliminary Offering Memorandum, as applicable.

Schedule IV-2

Exhibit 1

Management Presentation, dated March 2023 (the “Investor Presentation”)